5321 Corporate Boulevard
Baton Rouge, LA 70808

Lamar Advertising Company Announces
Fourth Quarter and Year Ended December 31, 2022 Operating Results

Three Month Results
•Net revenue was $535.5 million
•Net income was $66.1 million
•Adjusted EBITDA was $252.3 million

Twelve Month Results
•Net revenue was $2.03 billion
•Net income was $438.6 million
•Adjusted EBITDA was $938.1 million

Baton Rouge, LA – February 24, 2023 - Lamar Advertising Company (the “Company” or “Lamar”) (Nasdaq: LAMR), a leading owner and operator of outdoor advertising and logo sign displays, announces the Company’s operating results for the fourth quarter and year ended December 31, 2022.

"We delivered solid financial results for the fourth quarter, with strong local sales offsetting weakening demand from national customers. This allowed us to exceed the top end of our guidance range for full-year diluted AFFO per share," Lamar chief executive Sean Reilly said. "For 2023, we anticipate solid revenue growth and moderating expense growth. With interest expense as a meaningful headwind, we anticipate full-year diluted AFFO per share of $7.40 to $7.55."
Fourth Quarter Highlights

•Net revenue increased 8.3%
•Adjusted EBITDA increased 9.4%
•Diluted AFFO per share increased 7.3%

Fourth Quarter Results
Lamar reported net revenues of $535.5 million for the fourth quarter of 2022 versus $494.6 million for the fourth quarter of 2021, an 8.3% increase. Operating income for the fourth quarter of 2022 decreased $39.9 million to $110.1 million as compared to $149.9 million for the same period in 2021. Lamar recognized net income of $66.1 million for the fourth quarter of 2022 as compared to net income of $123.3 million for same period in 2021, a decrease of $57.2 million. Net income per diluted share was $0.65 and $1.21 for the three months ended December 31, 2022 and 2021, respectively.

Adjusted EBITDA for the fourth quarter of 2022 was $252.3 million versus $230.7 million for the fourth quarter of 2021, an increase of 9.4%.

Cash flow provided by operating activities was $244.5 million for the three months ended December 31, 2022 versus $246.2 million for the fourth quarter of 2021, a decrease of $1.7 million. Free cash flow for the fourth quarter of 2022 was $159.3 million as compared to $149.0 million for the same period in 2021, a 6.9% increase.

For the fourth quarter of 2022, funds from operations, or FFO, was $195.2 million versus $183.6 million for the same period in 2021, an increase of 6.3%. Adjusted funds from operations, or AFFO, for the fourth quarter of 2022 was $194.5 million compared to $180.7 million for the same period in 2021, an increase of 7.7%. Diluted AFFO per share increased 7.3% to $1.91 for the three months ended December 31, 2022 as compared to $1.78 for the same period in 2021.

Acquisition-Adjusted Three Months Results
Acquisition-adjusted net revenue for the fourth quarter of 2022 increased 4.6% over acquisition-adjusted net revenue for the fourth quarter of 2021. Acquisition-adjusted EBITDA for the fourth quarter of 2022 increased 6.3% as compared to acquisition-adjusted EBITDA for the fourth quarter of 2021. Acquisition-adjusted net revenue and acquisition-adjusted EBITDA include adjustments to the 2021 period for acquisitions and divestitures for the same time frame as actually owned in the 2022 period. See “Reconciliation of Reported Basis to Acquisition-Adjusted Results”, which provides reconciliations to GAAP for acquisition-adjusted measures.

Twelve Month Results

Lamar reported net revenues of $2.03 billion for the twelve months ended December 31, 2022 versus $1.79 billion for the twelve months ended December 31, 2021, a 13.7% increase. Operating income for the twelve months ended December 31, 2022 increased $56.8 million to $578.0 million as compared to $521.2 million for the same period in 2021. Lamar recognized net income of $438.6 million for the twelve months ended December 31, 2022 as compared to net income of $388.1 million for the same period in 2021, an increase of $50.6 million. Net income per diluted share was $4.31 and $3.83 for the twelve months ended December 31, 2022 and 2021, respectively.

Adjusted EBITDA for the twelve months ended December 31, 2022 was $938.1 million versus $827.3 million for the same period in 2021, an increase of 13.4%.

Cash flow provided by operating activities was $781.6 million for the twelve months ended December 31, 2022, an increase of $47.2 million as compared to the same period in 2021. Free cash flow for the twelve months ended December 31, 2022 was $636.3 million as compared to $593.4 million for the same period in 2021, a 7.2% increase.

For the twelve months ended December 31, 2022, funds from operations, or FFO, was $757.0 million versus $643.4 million for the same period in 2021, an increase of 17.7%. Adjusted funds from operations, or AFFO, for the twelve months ended December 31, 2022 was $749.7 million compared to $667.7 million for the same period in 2021, an increase of 12.3%. Diluted AFFO per share increased 12.0% to $7.38 for the twelve months ended December 31, 2022 as compared to $6.59 for the same period in 2021.

Liquidity
As of December 31, 2022, Lamar had $746.6 million in total liquidity that consisted of $694.0 million available for borrowing under its revolving senior credit facility and $52.6 million in cash and cash equivalents. There were $45.0 million in borrowings outstanding under the Company’s revolving credit facility and $250.0 million outstanding under the Accounts Receivable Securitization Program as of the same date.

Recent Developments
During the three months ended December 31, 2022, Lamar completed 19 acquisitions for a total purchase price of approximately $192 million. During the year ended December 31, 2022, Lamar completed 73 acquisitions for a total purchase price of approximately $480 million, adding over 8,200 advertising displays to its portfolio.

On February 23, 2023, the Company’s Board of Directors authorized Lamar’s renewal to repurchase up to $250 million of the Company’s Class A common stock through September 30, 2024. The Board of Directors also authorized the renewal of Lamar Media’s ability to repurchase up to $250 million of outstanding senior notes and other indebtedness outstanding through September 30, 2024.

Guidance
We expect net income per diluted share for fiscal year 2023 to be between $5.14 and $5.21, with diluted AFFO per share between $7.40 and $7.55. See “Supplemental Schedules Unaudited REIT Measures and Reconciliations to GAAP Measures”
for reconciliation to GAAP.

Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding sales trends. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others: (1) our significant indebtedness; (2) the state of the economy and financial markets generally, including inflationary pressures and the effect of the broader economy on the demand for advertising; (3) the continued popularity of outdoor advertising as an advertising medium; (4) our need for and ability to obtain additional funding for operations, debt refinancing or acquisitions; (5) our ability to continue to qualify as a Real Estate Investment Trust (“REIT”) and maintain our status as a REIT; (6) the regulation of the outdoor advertising industry by federal, state and local governments; (7) the integration of companies and assets that we acquire and our ability to recognize cost savings or operating efficiencies as a result of these acquisitions; (8) changes in accounting principles, policies or guidelines; (9) changes in tax laws applicable to REITs or in the interpretation of those laws; (10) our ability to renew expiring contracts at favorable rates; (11) our ability to successfully implement our digital deployment strategy; and (12) the market for our Class A common stock. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the risk factors included in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021, as supplemented by any risk factors contained in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. We caution investors not to place undue reliance on the forward-looking statements contained in this document. These statements speak only as of the date of this document, and we undertake no obligation to update or revise the statements, except as may be required by law.

Use of Non-GAAP Financial Measures
The Company has presented the following measures that are not measures of performance under accounting principles generally accepted in the United States of America (“GAAP”): adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”), free cash flow, funds from operations (“FFO”), adjusted funds from operations (“AFFO”), diluted AFFO per share, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense. Our management reviews our performance by focusing on these key performance indicators not prepared in conformity with GAAP. We believe these non-GAAP performance indicators are meaningful supplemental measures of our operating performance and should not be considered in isolation of, or as a substitute for their most directly comparable GAAP financial measures.

Our Non-GAAP financial measures are determined as follows:

•We define adjusted EBITDA as net income before income tax expense (benefit), interest expense (income), loss (gain) on extinguishment of debt and investments, equity in earnings (loss) of investees, stock-based compensation, depreciation and amortization, gain or loss on disposition of assets, transactions expenses and investments and capitalized contract fulfillment costs, net.
•Adjusted EBITDA margin is defined as adjusted EBITDA divided by net revenues.
•Free cash flow is defined as adjusted EBITDA less interest, net of interest income and amortization of deferred financing costs, current taxes, preferred stock dividends and total capital expenditures.
•We use the National Association of Real Estate Investment Trusts definition of FFO, which is defined as net income before gains or losses from the sale or disposal of real estate assets and investments and real estate related depreciation and amortization and including adjustments to eliminate unconsolidated affiliates and non-controlling interest.
•We define AFFO as FFO before (i) straight-line revenue and expense; (ii) capitalized contract fulfillment costs, net; (iii) stock-based compensation expense; (iv) non-cash portion of tax provision; (v) non-real estate related depreciation and amortization; (vi) amortization of deferred financing costs; (vii) loss on extinguishment of debt; (viii) transaction expenses; (ix) non-recurring infrequent or unusual losses (gains); (x) less maintenance capital expenditures; and (xi) an adjustment for unconsolidated affiliates and non-controlling interest.
•Diluted AFFO per share is defined as AFFO divided by weighted average diluted common shares outstanding.
•Outdoor operating income is defined as operating income before corporate expenses, stock-based compensation, capitalized contract fulfillment costs, net, transaction expenses, depreciation and amortization and loss (gain) on disposition of assets.
•Acquisition-adjusted results adjusts our net revenue, direct and general and administrative expenses, outdoor operating income, corporate expense and EBITDA for the prior period by adding to, or subtracting from, the corresponding revenue or expense generated by the acquired or divested assets before our acquisition or divestiture of these assets for the same time frame that those assets were owned in the current period. In calculating acquisition-adjusted results, therefore, we include revenue and expenses generated by assets that we did not own in the prior period but acquired in the current period. We refer to the amount of pre-acquisition revenue and expense generated by or subtracted from the acquired assets during the prior period that corresponds with the current period in which we owned the assets (to the extent within the period to which this report relates) as “acquisition-adjusted results”.
•Acquisition-adjusted consolidated expense adjusts our total operating expense to remove the impact of stock-based compensation, depreciation and amortization, transaction expenses, capitalized contract fulfillment costs, net, and loss (gain) on disposition of assets and investments. The prior period is also adjusted to include the expense generated by the acquired or divested assets before our acquisition or divestiture of such assets for the same time frame that those assets were owned in the current period.
Adjusted EBITDA, FFO, AFFO, diluted AFFO per share, free cash flow, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense are not intended to replace other performance measures determined in accordance with GAAP. Free cash flow, FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and, therefore, these measures should not be considered indicative of cash flows from operating activities as a measure of liquidity or of funds available to fund our cash needs, including our ability to make cash distributions. Adjusted EBITDA, free cash flow, FFO, AFFO, diluted AFFO per share, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense are presented as we believe each is a useful indicator of our current operating performance. Specifically, we believe that these metrics are useful to an investor in evaluating our operating performance because (1) each is a key measure used by our management team for purposes of decision making and for evaluating our core operating results; (2) adjusted EBITDA is widely used in the industry to measure operating performance as it excludes the impact of depreciation and amortization, which may vary significantly among companies, depending upon accounting methods and useful lives, particularly where acquisitions and non-operating factors are involved; (3) adjusted EBITDA, FFO, AFFO, diluted AFFO per share and acquisition-adjusted consolidated expense each provides investors with a meaningful measure for evaluating our period-over-period operating performance by eliminating items that are not operational in nature and reflect the impact on operations from trends in occupancy rates, operating costs, general and administrative expenses and interest costs; (4) acquisition-adjusted results is a supplement to enable investors to compare period-over-period results on a more consistent basis without the effects of acquisitions and divestitures, which reflects our core performance and organic growth (if any) during the period in which the assets were owned and managed by us; (5) free cash flow is an indicator of our ability to service debt and generate cash for acquisitions and other strategic investments; (6) outdoor operating income provides investors a measurement of our core results without the impact of fluctuations in stock-based compensation, depreciation and amortization and corporate expenses; and (7) each of our Non-GAAP measures provides investors with a measure for comparing our results of operations to those of other companies.

Our measurement of adjusted EBITDA, FFO, AFFO, diluted AFFO per share, free cash flow, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense may not, however, be fully comparable to similarly titled measures used by other companies. Reconciliations of adjusted EBITDA, FFO, AFFO, diluted AFFO per share, free cash flow, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense to the most directly comparable GAAP measures have been included herein.

Conference Call Information
A conference call will be held to discuss the Company’s operating results on Friday, February 24, 2023 at 8:00 a.m. central time. Instructions for the conference call and Webcast are provided below:

Conference Call

All Callers:	1-800-420-1271 or 1-785-424-1634
Passcode:	68556

Live Webcast:	www.lamar.com/About/Investors/Presentations

Webcast Replay:	www.lamar.com/About/Investors/Presentations
Available through Friday, March 3, 2023 at 11:59 p.m. eastern time

Company Contact:	Buster Kantrow
Director of Investor Relations
(225) 926-1000
bkantrow@lamar.com

General Information
Founded in 1902, Lamar Advertising (Nasdaq: LAMR) is one of the largest outdoor advertising companies in North America, with over 363,000 displays across the United States and Canada. Lamar offers advertisers a variety of billboard, interstate logo, transit and airport advertising formats, helping both local businesses and national brands reach broad audiences every day. In addition to its more traditional out-of-home inventory, Lamar is proud to offer its customers the largest network of digital billboards in the United States with approximately 4,500 displays.

LAMAR ADVERTISING COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Net revenues	$535,510	$494,574	$2,032,140	$1,787,401
Operating expenses (income)
Direct advertising expenses	173,894	157,079	667,820	576,952
General and administrative expenses	85,984	85,267	336,169	308,781
Corporate expenses	23,357	21,573	90,072	74,379
Stock-based compensation	8,805	14,828	23,136	37,368
Capitalized contract fulfillment costs, net	(92)	455	(555)	(445)
Transaction expenses	—	—	3,769	—
Depreciation and amortization	147,239	65,623	349,449	271,294
Gain on disposition of assets	(13,731)	(193)	(15,721)	(2,115)
Total operating expense	425,456	344,632	1,454,139	1,266,214
Operating income	110,054	149,942	578,001	521,187
Other expense (income)
Loss on extinguishment of debt	—	—	—	21,604
Interest income	(551)	(209)	(1,293)	(763)
Interest expense	37,686	25,746	127,510	106,384
Equity in earnings of investee	(1,660)	(2,243)	(4,315)	(3,384)
	35,475	23,294	121,902	123,841
Income before income tax expense	74,579	126,648	456,099	397,346
Income tax expense	8,476	3,334	17,452	9,256
Net income	66,103	123,314	438,647	388,090
Preferred stock dividends	92	92	365	365
Net income applicable to common stock	$66,011	$123,222	$438,282	$387,725
Earnings per share:
Basic earnings per share	$0.65	$1.22	$4.32	$3.83
Diluted earnings per share	$0.65	$1.21	$4.31	$3.83
Weighted average common shares outstanding:
Basic	101,699,470	101,240,519	101,527,778	101,133,269
Diluted	101,765,520	101,468,468	101,634,543	101,349,865
OTHER DATA
Free Cash Flow Computation:
Adjusted EBITDA	$252,275	$230,655	$938,079	$827,289
Interest, net	(35,504)	(24,065)	(120,059)	(99,744)
Current tax expense	(7,115)	(2,938)	(14,240)	(7,682)
Preferred stock dividends	(92)	(92)	(365)	(365)
Total capital expenditures	(50,270)	(54,577)	(167,078)	(126,090)
Free cash flow	$159,294	$148,983	$636,337	$593,408

SUPPLEMENTAL SCHEDULES
SELECTED BALANCE SHEET AND CASH FLOW DATA
(IN THOUSANDS)

	December 31, 2022	December 31, 2021
Selected Balance Sheet Data:
Cash and cash equivalents	$52,619	$99,788
Working capital deficit	$(361,485)	$(274,358)
Total assets	$6,475,214	$6,047,494
Total debt, net of deferred financing costs (including current maturities)	$3,312,805	$3,013,595
Total stockholders’ equity	$1,195,374	$1,217,089

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Selected Cash Flow Data:
Cash flows provided by operating activities	$244,507	$246,183	$781,612	$734,417
Cash flows used in investing activities	$216,607	$258,522	$619,071	$461,760
Cash flows (used in) provided by financing activities	$(54,477)	$24,620	$(209,319)	$(294,519)

SUPPLEMENTAL SCHEDULES
UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES
(IN THOUSANDS)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Reconciliation of Cash Flows Provided by Operating Activities to Free Cash Flow:
Cash flows provided by operating activities	$244,507	$246,183	$781,612	$734,417
Changes in operating assets and liabilities	(31,614)	(41,170)	27,967	(9,582)
Total capital expenditures	(50,270)	(54,577)	(167,078)	(126,090)
Preferred stock dividends	(92)	(92)	(365)	(365)
Capitalized contract fulfillment costs, net	(92)	455	(555)	(445)
Transaction expenses	—	—	3,769	—
Other	(3,145)	(1,816)	(9,013)	(4,527)
Free cash flow	$159,294	$148,983	$636,337	$593,408

Reconciliation of Net Income to Adjusted EBITDA:
Net income	$66,103	$123,314	$438,647	$388,090
Loss on extinguishment of debt	—	—	—	21,604
Interest income	(551)	(209)	(1,293)	(763)
Interest expense	37,686	25,746	127,510	106,384
Equity in earnings of investee	(1,660)	(2,243)	(4,315)	(3,384)
Income tax expense	8,476	3,334	17,452	9,256
Operating income	110,054	149,942	578,001	521,187
Stock-based compensation	8,805	14,828	23,136	37,368
Capitalized contract fulfillment costs, net	(92)	455	(555)	(445)
Transaction expenses	—	—	3,769	—
Depreciation and amortization	147,239	65,623	349,449	271,294
Gain on disposition of assets	(13,731)	(193)	(15,721)	(2,115)
Adjusted EBITDA	$252,275	$230,655	$938,079	$827,289

Capital expenditure detail by category:
Billboards - traditional	$15,027	$18,817	$45,415	$31,894
Billboards - digital	19,973	17,444	81,145	55,285
Logo	3,512	5,461	13,151	12,926
Transit	1,713	740	4,734	2,514
Land and buildings	6,360	8,844	11,462	14,077
Operating equipment	3,685	3,271	11,171	9,394
Total capital expenditures	$50,270	$54,577	$167,078	$126,090

SUPPLEMENTAL SCHEDULES
UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES
(IN THOUSANDS)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2022	2021	% Change	2022	2021	% Change
Reconciliation of Reported Basis to Acquisition-Adjusted Results(a):
Net revenue	$535,510	$494,574	8.3%	$2,032,140	$1,787,401	13.7%
Acquisitions and divestitures	—	17,189		—	64,114
Acquisition-adjusted net revenue	$535,510	$511,763	4.6%	$2,032,140	$1,851,515	9.8%
Reported direct advertising and G&A expenses	$259,878	$242,346	7.2%	$1,003,989	$885,733	13.4%
Acquisitions and divestitures	—	10,569		—	43,403
Acquisition-adjusted direct advertising and G&A expenses	$259,878	$252,915	2.8%	$1,003,989	$929,136	8.1%
Outdoor operating income	$275,632	$252,228	9.3%	$1,028,151	$901,668	14.0%
Acquisition and divestitures	—	6,620		—	20,711
Acquisition-adjusted outdoor operating income	$275,632	$258,848	6.5%	$1,028,151	$922,379	11.5%
Reported corporate expense	$23,357	$21,573	8.3%	$90,072	$74,379	21.1%
Acquisitions and divestitures	—	—		—	—
Acquisition-adjusted corporate expenses	$23,357	$21,573	8.3%	$90,072	$74,379	21.1%
Adjusted EBITDA	$252,275	$230,655	9.4%	$938,079	$827,289	13.4%
Acquisitions and divestitures	—	6,620		—	20,711
Acquisition-adjusted EBITDA	$252,275	$237,275	6.3%	$938,079	$848,000	10.6%

(a)    Acquisition-adjusted net revenue, direct advertising and general and administrative expenses, outdoor operating income, corporate expenses and EBITDA include adjustments to 2021 for acquisitions and divestitures for the same time frame as actually owned in 2022.

SUPPLEMENTAL SCHEDULES
UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES
(IN THOUSANDS)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2022	2021	% Change	2022	2021	% Change
Reconciliation of Net Income to Outdoor Operating Income:
Net income	$66,103	$123,314	(46.4)%	$438,647	$388,090	13.0%
Loss on extinguishment of debt	—	—		—	21,604
Interest expense, net	37,135	25,537		126,217	105,621
Equity in earnings of investee	(1,660)	(2,243)		(4,315)	(3,384)
Income tax expense	8,476	3,334		17,452	9,256
Operating income	110,054	149,942	(26.6)%	578,001	521,187	10.9%
Corporate expenses	23,357	21,573		90,072	74,379
Stock-based compensation	8,805	14,828		23,136	37,368
Capitalized contract fulfillment costs, net	(92)	455		(555)	(445)
Transaction expenses	—	—		3,769	—
Depreciation and amortization	147,239	65,623		349,449	271,294
Gain on disposition of assets	(13,731)	(193)		(15,721)	(2,115)
Outdoor operating income	$275,632	$252,228	9.3%	$1,028,151	$901,668	14.0%

SUPPLEMENTAL SCHEDULES
UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES
(IN THOUSANDS)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2022	2021	% Change	2022	2021	% Change
Reconciliation of Total Operating Expense to Acquisition-Adjusted Consolidated Expense:
Total operating expense	$425,456	$344,632	23.5%	$1,454,139	$1,266,214	14.8%
Gain on disposition of assets	13,731	193		15,721	2,115
Depreciation and amortization	(147,239)	(65,623)		(349,449)	(271,294)
Transaction expenses	—	—		(3,769)	—
Capitalized contract fulfillment costs, net	92	(455)		555	445
Stock-based compensation	(8,805)	(14,828)		(23,136)	(37,368)
Acquisitions and divestitures	—	10,569		—	43,403
Acquisition-adjusted consolidated expense	$283,235	$274,488	3.2%	$1,094,061	$1,003,515	9.0%

SUPPLEMENTAL SCHEDULES
UNAUDITED REIT MEASURES
AND RECONCILIATIONS TO GAAP MEASURES
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Adjusted Funds from Operations:
Net income	$66,103	$123,314	$438,647	$388,090
Depreciation and amortization related to real estate	144,223	62,538	337,387	259,933
Gain from sale or disposal of real estate	(13,632)	(153)	(15,415)	(1,865)
Adjustments for unconsolidated affiliates and non-controlling interest	(1,496)	(2,138)	(3,631)	(2,756)
Funds from operations	$195,198	$183,561	$756,988	$643,402
Straight-line expense	1,102	248	3,986	2,443
Capitalized contract fulfillment costs, net	(92)	455	(555)	(445)
Stock-based compensation expense	8,805	14,828	23,136	37,368
Non-cash portion of tax provision	1,361	396	3,212	1,574
Non-real estate related depreciation and amortization	3,016	3,085	12,062	11,361
Amortization of deferred financing costs	1,631	1,472	6,158	5,877
Loss on extinguishment of debt	—	—	—	21,604
Transaction expenses	—	—	3,769	—
Capitalized expenditures-maintenance	(17,978)	(25,499)	(62,659)	(58,196)
Adjustments for unconsolidated affiliates and non-controlling interest	1,496	2,138	3,631	2,756
Adjusted funds from operations	$194,539	$180,684	$749,728	$667,744
Divided by weighted average diluted common shares outstanding	101,765,520	101,468,468	101,634,543	101,349,865
Diluted AFFO per share	$1.91	$1.78	$7.38	$6.59

SUPPLEMENTAL SCHEDULES
UNAUDITED REIT MEASURES
AND RECONCILIATIONS TO GAAP MEASURES
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

Projected 2023 Adjusted Funds From Operations:

	Year ended December 31, 2023
	Low	High
Net income	$525,000	$532,500
Depreciation and amortization related to real estate	253,000	253,000
Gain from disposition of real estate assets and investments	(5,000)	(5,000)
Adjustment for unconsolidated affiliates and non-controlling interest	(3,000)	(3,000)
Funds From Operations	$770,000	$777,500
Straight-line expense	4,200	4,200
Capitalized contract fulfillment costs, net	500	500
Stock-based compensation expense	20,000	28,000
Non-cash portion of tax provision	2,400	2,400
Non-real estate related depreciation and amortization	12,000	12,000
Amortization of deferred financing costs	6,600	6,600
Loss on extinguishment of debt	—	—
Capitalized expenditures—maintenance	(63,000)	(63,000)
Adjustment for unconsolidated affiliates and non-controlling interest	3,000	3,000
Adjusted Funds From Operations	$755,700	$771,200
Weighted average diluted shares outstanding	102,150,000	102,150,000
Diluted earnings per share	$5.14	$5.21
Diluted AFFO per share	$7.40	$7.55

The guidance provided above is based on a number of assumptions that management believes to be reasonable and reflects our expectations as of February 2023. Actual results may differ materially from these estimates as a result of various factors, and we refer to the cautionary language regarding “forward-looking statements” included in the press release when considering this information.